Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Community Corporation of our reports dated March 29, 2011, with respect to the consolidated financial statements of First Community Corporation as of December 31, 2010, which report appears in the annual report on Form 10-K of First Community Corporation for the year ended December 31, 2010.

/s/ Elliott Davis, LLC

Elliott Davis, LLC

Columbia, South Carolina

June 29, 2011